Exhibit 23.7

Consent of Nominee for Director
of GasLog Partners LP

I hereby consent to the reference to me in the prospectus included in the registration statement on Form F-1, as shall be filed with the U.S. Securities and Exchange Commission, and any and all amendments thereto.

/s/ Daniel Bradshaw
Name: Daniel Bradshaw
Date: March 31, 2014